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CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 20, 1997, in this Registration Statement of Excelsior Private Equity Fund II, Inc.



                                              /S/ Ernst & Young LLP
                                              ---------------------
                                              ERNST & YOUNG LLP


New York, New York
March 20, 1997